SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014 (August 15, 2014)

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Koppers Holdings, Inc. (“Holdings”) filed a Current Report on Form 8-K on August 21, 2014 to report (i) the entrance by Koppers Inc. (“Koppers” or the “Company”), a wholly-owned subsidiary of Holdings, into the Senior Secured Credit Facilities (as defined therein), dated as of August 15, 2014; (ii) the entrance by Koppers into Amendment No. 1 to a Stock Purchase Agreement, dated as of August 15, 2014; (iii) the termination of a debt financing commitment letter, dated as of April 13, 2014 related to the Senior Secured Credit Facilities; and (iv) the completion of the Company’s acquisition of Osmose, Inc. and Osmose Railroad Services, Inc. (the “Osmose Entities”). Pursuant to Item 9.01(a)(4) of Form 8-K, this Amendment No. 1 to Form 8-K is being filed in order to include the required historical financial statements of the Osmose Entities and the related pro forma financial information not later than 71 calendar days after August 21, 2014, the date that the initial Current Report on Form 8-K was required to have been filed to report the completion of the acquisition of the Osmose Entities.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On August 15, 2014, Koppers completed the Acquisition pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) entered into on April 13, 2014 by and among Koppers, Seller and the Osmose Entities, as amended by the Amendment. The Osmose Entities and their subsidiaries are engaged in the business of manufacturing wood preservatives worldwide and providing railroad services in North America. The Acquisition was previously announced by Holdings in its Current Report on Form 8-K filed on April 14, 2014.

The Acquisition closed for an aggregate cash purchase price of approximately $494.1 million (the “Closing Purchase Price”), which included $27.3 million of cash in foreign countries as well as the value of an anticipated 338(h)(10) tax election. The Closing Purchase Price included estimated net working capital adjustments and is subject to certain post-closing adjustments, including, but not limited to, final net working capital adjustments. The Closing Purchase Price was funded by borrowings under the Senior Secured Credit Facilities, as more fully described in the Current Report on Form 8-K filed on August 21, 2014.

The above description does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which was filed as an exhibit to Holdings’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and is incorporated by reference into this Current Report. The required historical financial statements of the Osmose Entities and the related pro forma financial information are contained herein under Item 9.01 of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Osmose Entities

Independent Auditor’s Report

Combined Financial Statements as of December 31, 2013 and 2012 (Successor), for the year ended December 31, 2013 (Successor Period), for the period May 5, 2012 to December 31, 2012 (Successor Period), for the period January 1, 2012 to May 4, 2012 (Predecessor Period), and for the year ended December 31, 2011 (Predecessor Period)

Balance Sheets Statements of Operations Statements of Comprehensive Income (Loss) Statements of Stockholder’s Equity

Statements of Cash Flows

Notes to Consolidated Financial Statements

Condensed Combined Financial Statements as of June 30, 2014 and December 31, 2013, and for the Six Months ended June 30, 2014 and 2013

Balance Sheets

Statements of Operations

Statements of Comprehensive Income

Statements of Cash Flows

Notes to Condensed Combined Financial Statements

(b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2014
Unaudited Pro Forma Condensed Consolidated Statements of Income for the Six Months Ended June 30, 2014
Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 2013
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP, Independent Auditors

99.1	Audited Combined Financial Statements of the Osmose Entities as of December 31, 2013 and 2012 (Successor), for the year ended December 31, 2013 (Successor Period), for the period May 5, 2012 to December 31, 2012 (Successor Period), for the period January 1, 2012 to May 4, 2012 (Predecessor Period), and for the year ended December 31, 2011 (Predecessor Period)

99.2	Unaudited Condensed Combined Financial Statements of the Osmose Entities as of June 30, 2014 and December 31, 2013, and for the six months ended June 30, 2014 and 2013

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements that give effect to the acquisition of the Osmose Entities

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPPERS HOLDINGS INC.

By:	/s/ Michael J. Zugay
Michael J. Zugay
Chief Financial Officer

Dated: October 30, 2014

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